Exhibit 10.1

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”) entered into as of April 10, 2009, by and among BEACON ENERGY HOLDINGS, INC. (the “Company”) and the lenders listed on Schedule A hereto (the “Lenders”).

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           Purchase of Notes and Warrants.  In consideration of the payment by each of the Lenders of a lump sum in an amount equal to the principal amount set forth opposite each Lender’s name on Schedule A hereto, the Company is issuing to each Lender a promissory note in the form of Exhibit 1 hereto in such respective principal amounts (collectively, the “Notes”) together with a warrant in the form of Exhibit 2 hereto for the purchase of up to the number of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a purchase price equal to $0.01 per share, as set forth opposite each Lender’s name on Schedule A hereto (collectively, the “Warrants”, and the shares of Common Stock issuable thereunder, the “Warrant Shares”), all subject to adjustment as set forth in the Warrants. Schedule A may not be amended without the prior written consent of the holders of at least two-thirds (2/3) of the principal amount of the Notes then outstanding (the “Requisite Approval”).

2.           Liens and Indebtedness.  To secure the Notes, the Company is providing a Deed of Trust and Security Agreement for the benefit of Holder as of the date hereof in the form of Exhibit 3 hereto (the “Deed of Trust”).  To induce Lenders to purchase the Notes and Warrants pursuant to this Agreement, the Company hereby covenants and agrees that, so long as amounts shall remain outstanding under the Notes and until all of the Company’s obligations under the Notes are paid and satisfied in full, the Company shall not, without the Requisite Approval, at any time (x) create, incur, assume or suffer to exist any Liens (other than Permitted Lien and the lien created by the Deed of Trust) upon or with respect to its assets and the Property (as defined in the Deed of Trust) or (y) create, incur, or suffer to exist any Indebtedness (other than under the Notes).  For purposes of this Agreement, “Indebtedness” shall mean (a) all Indebtedness in respect of money borrowed including, without limitation, Indebtedness which represents the unpaid amount of the purchase price of any property and is incurred in lieu of borrowing money or using available funds to pay such amounts and not constituting an account payable or expense accrual incurred or assumed in the ordinary course of business of the Company, (b) all Indebtedness evidenced by a promissory note, bond or similar written obligation to pay money or (c) all such Indebtedness guaranteed by the Company or for which the Company is otherwise contingently liable. Furthermore, for purposes of this Agreement, “Indebtedness” shall mean any obligation of the Company which, under generally accepted accounting principles in the United Stated (“GAAP”), is required to be shown on the balance sheet of the Company as a liability. Any obligation secured by a mortgage, pledge, security interest, encumbrance, lien or charge of any kind (a “Lien”), shall be deemed to be Indebtedness, even though such obligation is not assumed by the Company.

3.           Representations and Warranties of the Company.  The Company hereby represents and warrants to the Lenders as follows:

(a)           Organization and Standing.  The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws, and is qualified and in good standing under the laws of each other jurisdiction in which it is required to be so qualified.  The Company has made available to Lenders true, complete and correct copies of its certificate of incorporation and bylaws.

(b)           Corporate Power.  The Company has all requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted.  The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement, the Notes, the Warrants, the Deed of Trust and all other documents evidencing or securing the Loan or delivered in connection with the making of the Loan (collectively, the “Loan Documents”) and to carry out and perform its obligations under the terms of the Loan Documents.

(c)           Authorization; Validity.  The execution, delivery and performance of the Loan Documents by the Company has been duly authorized by all requisite corporate action and the Loan Documents constitute the valid and binding obligations of the Company, enforceable against it in accordance with its terms, except as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.  The Warrants are, and the Warrant Shares when issued shall be, duly authorized, validly issued, fully paid and nonassessable

(d)           Compliance with Laws.  Neither the Company nor any of its subsidiaries are in material violation of, and neither the execution, delivery nor performance of any of the Loan Documents has or will result in a violation of, any federal, state, local or foreign law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries.

(e)           Compliance with Other Instruments.  Neither the execution, delivery nor performance of any of the Loan Documents has or will result in a violation or conflict with or constitute, with or without the passage of time or giving of notice or both, either a default under or an event that results in the creation of any Lien under any provision of the Company’s certificate of incorporation or bylaws or any agreement, instrument or contract to which it or any subsidiary is a party or by which it or any subsidiary is bound.

(f)           Accurate Information.  All disclosure furnished by or on behalf of the Company to the Lenders regarding the Company or any subsidiary, its business and the transactions contemplated hereby, is true and correct in all material respects.

(g)           SEC Documents; Financial Statements.  The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the Securities Exchange Act of 1934 (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered to the Lenders or their respective representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company  as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). No other information provided by or on behalf of the Company to the Lenders which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made.

(h)           Financial Condition.  Lenders have been provided with internal consolidated financial statements of the Company and its subsidiaries as of and for the two-month period ended February 28, 2009 (the “Feb-09 Financial Statements”).  The Feb-09 Financial Statements, including the related notes, have been prepared from the books and records of the Company in accordance with GAAP consistently applied throughout the periods covered (subject to normal, recurring year-end adjustments and the absence of notes), are complete and correct in all material respects and fairly present the results of operations and financial condition of the Company and the consolidated entities as of the dates and for the periods covered thereby.  Neither the Company nor any of its subsidiaries is obligated for any liabilities, claims or obligations, absolute or contingent, of a nature that would be required by GAAP to be disclosed on a consolidated balance sheet or in the notes related thereto, except for those liabilities, claims or obligations (i) accrued or adequately reserved against in the Feb-09 Financial Statements or (ii) incurred in the ordinary course of business since February 28, 2009 (the “Balance Sheet Date”).

(i)           Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of 70,000,000 shares of Common Stock, of which 31,100,000 shares are issued and outstanding, and 5,000,000 shares of preferred stock, of which none are issued and outstanding. The Company has established the 2008 Equity Incentive Plan (the “Plan”) which allows for up to 3,000,000 shares of the Company’s common stock to be issued upon the exercise of stock based awards granted to officers, consultants, board members and certain other employees of the Company and its subsidiaries from time to time. Except for pursuant to grants under the Plan and as contemplated by this Agreement, there are no outstanding subscriptions, warrants, options, calls, commitments or other rights to purchase or acquire, or securities convertible into or exchangeable for, any capital stock of the Company, or any obligation of the Company to issue any thereof.  There are no preemptive rights with respect to the issuance or sale of the Company’s capital stock or other equity interests or Indebtedness.  As of the date hereof, after giving effect to the issuance of the Warrants and the 3,000,000 shares of Common Stock issuable under the Plan, the Warrant Shares issuable to each Lender under its Warrant shall represent not less than (x) 10% of the Company’s total issued and outstanding shares of capital stock, on a fully diluted, as-converted basis (for such purposes, treating as outstanding all shares of Common Stock issuable upon the conversion or exercise of all securities so convertible or exercisable, whether vested or unvested), multiplied by (y) the principal amount of the Note issued to such Lender as set forth on Exhibit A hereto, divided by (z) the aggregate principal amount of the Notes.

4.           Representations and Warranties of the Lenders.  Each Lender hereby, severally but not jointly, represents and warrants to the Company as follows:

(a)           Organization and Standing.  If such Lender is an entity, such Lender is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(b)           Power.  Such Lender has all requisite power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

(c)           Authorization; Validity.  The execution, delivery and performance by such Lender of the transactions contemplated by this Agreement have been duly authorized by any necessary corporate or similar action on the part of such Lender.  This Agreement has been duly executed by such Lender and constitutes the valid and binding obligation of such Lender, enforceable against it in accordance with its terms, except as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

(d)           Own Account.  Such Lender understands that each of the Note and the Warrant issued to such Lender is a “restricted security” and has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities law and is acquiring such Note and Warrant as principal for its own account and not with a view to or for distributing or reselling such Note or Warrant or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing such Note or Warrant in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Note or Warrant in violation of the Securities Act or any applicable state securities law.

(e)           Lender Status.  At the time such Lender was offered the Note and Warrant issued to such Lender, it was, and at the date hereof it is, and on each date on which it exercises any Warrants it will be, either: (i) an “accredited investor” as defined in Rule 501(a) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(f)           Experience of the Lender.  Such Lender, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Note and Warrant issued to such Lender, and has so evaluated the merits and risks of such investment.  Such Lender is able to bear the economic risk of an investment in the Note and Warrant issued to such Lender and, at the present time, is able to afford a complete loss of such investment.

(g)           General Solicitation.  Such Lender is not purchasing the Note or Warrant issued to such Lender as a result of any advertisement, article, notice or other communication regarding such Note and Warrant published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(h)           Confidentiality.  Such Lender has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(i)           Information on Company.  Such Lender has been furnished with or has had access at the EDGAR Website of the SEC to the Company’s periodic reports filed with the SEC.  In addition, such Lender has received in writing from the Company such other information concerning its operations, financial condition and other matters as such Lender has requested, and considered all factors such Lender deems material in deciding on the advisability of investing in the Note and Warrant issued to such Lender.

5.           Covenants.  (a) Until payment in full of all amounts due under the Notes, the Company shall comply with the covenants set forth on Schedule B hereto.

(b)           Within thirty (30) days of the closing of the transactions contemplated hereby, the Company shall obtain a Lender’s policy of title insurance coverage (in form and substance reasonably acceptable to the Lenders) on the Facility for the maximum coverage available, up to an amount equal to the principal amount of the Notes.  The Company hereby agrees to take all actions necessary, including the payment of funds, so that there is clean title to the Facility.

(c)           Following the closing of the transactions contemplated hereby, the Company shall file with the SEC within the required time period a Current Report on Form 8-K relating to the transactions.

(d)           The Company shall not issue (or agree to issue) any shares of its capital stock, or securities convertible into or exchangeable for capital stock, in satisfaction of (whether by conversion, exchange, cancellation or otherwise) any obligations owed by the Company or any of its subsidiaries to any affiliate (as defined in Rule 12b-2 under the Securities Exchange Act of 1934) of the Company at any time prior to January 1, 2010.  Further, from and after January 1, 2010, the Company may only so issue such shares or other securities to its affiliates at not less than fair value.

(e)           Within thirty (30) days of the closing of the transactions contemplated hereby, the Company shall obtain an ALTA survey with respect the Facility in form and substance reasonably acceptable to the Lenders.

6.           Grant of Security Interest.  (a) On the date hereof, the Company shall grant to the Lenders a first lien on the Company’s biodiesel production facility located in Cleburne, Texas (the “Facility”) pursuant to the Deed of Trust, in order to secure the payment and performance in full of all obligations of the Company now or hereafter existing under the Note and the Deed of Trust.  Upon the payment and performance in full of all such obligations, each Lender shall release the lien of the Deed of Trust.

(b)           The Company agrees that the security interest granted pursuant to Section 6(a) shall be a first priority security interest in the Facility, prior in payment to all other indebtedness and obligations of the Company to third parties; provided, however, that such security interest shall be pari passu with the security interest of the holders of all the Notes.

(c)           On the date hereof, the Company shall also grant to the Lenders a first priority security interest in the Company’s accounts receivable (the “Receivables”), in order to secure clear title on the Facility.  Upon the receipt by the Company of title insurance on the Facility, each Lender shall release the security interest on the Receivables.

(d)           The Company shall file any and all UCC financing statements or other documents and instruments necessary to perfect the security interests granted herein.  In addition, the Lenders are authorized to prepare and file any UCC financing statements and other such instruments, without the Company’s signature to the extent permitted by law.

(e)           Within fifteen (15) days of the closing of the transactions contemplated hereby, the Company shall take all actions necessary to remove any existing liens on the Facility.

7.  Amendments, Waivers, Consents and Remedies.  This Agreement may not be amended or modified or the provisions hereof waived (either generally or in a particular instance and either retroactively or prospectively) without the prior written consent of the party against whom such amendment, modification, or waiver is sought to be enforced; provided, however that with respect to the Lenders, amendments, modifications and waivers must be consented to by the Requisite Approval then outstanding and upon such approval, such amendment, modification and waiver shall be binding upon each Lender.  The exercise of any remedies under this Agreement may be made, only with the Requisite Approval.

8.           Miscellaneous.

(a)           Use of Proceeds.  The Company shall use the net proceeds from the sale of the Notes and Warrants for general corporate and working capital purposes, including for the direct expenses of the operation of the Company’s biodiesel production facility in Cleburne, Texas; provided, however, that the proceeds shall not be used (i) in connection with the operation of any other production facilities and (ii) to make payments to any affiliates of the Company.

(b)           Expenses.  The Company shall reimburse the Lenders for their reasonable legal fees and expenses incident to the negotiation, preparation, execution, delivery and performance of the Loan Documents; provided that such reimbursement shall not exceed an aggregate of $10,000.

(c)           Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

(d)           Notices and Addresses.  All notices, offers, acceptances and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressee in person, by FedEx or similar receipted delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

To any Lender:	the address set forth opposite such Lender’s name on Schedule A hereto

To the Company:	Beacon Energy Holdings, Inc.
186 North Avenue East
Cranford, New Jersey 07016
Attn: Carlos E. Aguero
Fax: (908) 497-1097

With a copy to:	Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Attn: Harvey Kesner, Esq.
Fax: (212) 930-9725

or to such other address as any of them, by notice to the others may designate from time to time. Time shall be counted to, or from, as the case may be, the delivery in person or five (5) business days after mailing.

(e)           Governing Law.  This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder, whether relating to its execution, its validity, the obligations provided therein or performance, shall be governed and interpreted according to the law of the State of New York, without regard to principals of conflicts of law.

(f)            Binding Effect; Assignment.  This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by the parties hereto without the prior written consent of the other party. Any transfer or assignment of any of the rights, interests or obligations hereunder in violation of the terms hereof shall be void and of no force or effect.

(g)           Jurisdiction and Venue.  The parties (i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in the courts of the State of New York, County of New York, (ii) waive any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum, and (iii) irrevocably consent to the jurisdiction of the courts of the State of New York, County of New York, in any such suit, action or proceeding, and further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding and agree that service of process upon them mailed by certified mail to their respective addresses shall be deemed in every respect effective service of process upon them in any such suit, action or proceeding.

(h)           Section Headings.  Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any manner, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Note Purchase Agreement to be made and entered into as of the date specified above.

BEACON ENERGY HOLDINGS, INC.

By:
Carlos E. Aguero
Chairman

SCHEDULE A

Lenders

Name	Address	Principal Amount	Number of Warrant Shares

		$1,500,000	3,788,888

SCHEDULE B

Covenants

1.	Reporting Requirements. The Company shall deliver to the Holder the following:

(a)	Annual audited consolidated financial statements, within 120 days of the Company’s fiscal year end;

(b)	Quarterly consolidated and consolidating financial statements within 60 days of each quarter end;

(c)	A copy of all management letters or drafts of all management letters, if prepared by the Company’s auditors, within 30 days after receipt of the audited statements; and

(d)	The Company’s consolidated annual budget to be provided prior to the start of each fiscal year, prepared on a monthly basis (including balance sheets, income statements and cash flows).

2.           Leverage Ratio. The Company’s total outstanding indebtedness (including the Notes and any and all other Indebtedness or capital leases), divided by EBITDA, shall not exceed 3.5 to 1. This covenant shall be tested quarterly. EBITDA shall be based on the last four quarters annualized, beginning with the September 2010 fiscal quarter.

3.           Preemptive Rights.  Upon any issuance by the Company of (i) Indebtedness, (ii) shares of its capital stock or (iii) securities that are convertible or exercisable for shares of its capital stock, for cash consideration in whole or in part (a “Subsequent Financing”), the Lenders shall have the right, but not the obligation, to participate in whole or in part in the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing; provided, however, that Lenders shall not have such preemptive right in connection with Indebtedness from commercial lenders that has been approved by the necessary approval of holders of two-thirds of the principal amount of Notes.

4.           Auditors.  The Company shall retain, and cause its annual consolidated financial statements for FYE 2009 and beyond to be audited by, an independent auditing firm (Friedman LLC or equivalent) reasonably acceptable to the Lenders.